Exhibit 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of GNC Corporation (the “Company”), for the quarterly period ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Bruce E. Barkus, as Chief Executive Officer of the Company, and Curtis J. Larrimer, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
          (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce E. Barkus

Name:	Bruce E. Barkus
Title:	Chief Executive Officer
Date:	August 5, 2005

/s/ Curtis J. Larrimer

Name:	Curtis J. Larrimer
Title:	Chief Financial Officer
Date:	August 5, 2005
This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.